Exhibit 23.1



                                               Johnson, Holscher & Company, P.C.
                                                    Certified Public Accountants

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Amendment #1 on Form S-3 of WaveRider Communications Inc. (the "Company") to register 1,000,000 shares of common stock, of our report dated March 20, 1998 and March 22, 1999, Note 4. Prior Period Adjustment, on our audits of the consolidated financial statements of the Company as of December 31, 1997.

We also consent to the reference to our firm under the caption "Experts".





/s/ Johnson, Holscher & Company, P.C.


December 20, 2000